EXPLANATORY NOTE

This Post-Qualification Amendment No. 4, or this Amendment, to the Offering Statement on Form 1-A filed by GRASS QOZF, Inc., a Nevada corporation (the “Company”) on April 28, 2020, as amended (the “Original Filing”), is being filed solely to re-file Exhibit 11.2. Accordingly, this Amendment consists only of the explanatory note, the signature page to the Form 1-A, the exhibit index and exhibits indicated therein. The Preliminary Offering Circular is unchanged and therefore has been omitted.

PART III—EXHIBITS

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Index to Exhibits

Number	Exhibit Description

2.1 (1)	Articles of Incorporation
2.2 (5)	Amended & Restated Bylaws
3.1(1)	Specimen Stock Certificate
4.1 (1)	Form of Subscription Agreement
6.1 (2)	Revolving Line of Credit Note
6.2 (2)	Technology Licensing – Platform Agreement with Capital2Market, LLC dated July 2, 2020
6.3 (2)	Consultancy Agreement with Capital2Market Consulting, LLC dated July 7, 2020
6.4 (3)	Amendment to Consultancy Agreement with Capital2Market Consulting, LLC dated January 21, 2021
6.6 (3)	Amended and Restated Exclusive Placement Agency Agreement with C2M Securities, LLC dated January 21, 2021
6.7 (4)	Amendment to Amended and Restated Exclusive Placement Agency Agreement with C2M Securities, LLC dated March 12, 2021
6.8 (4)	Amendment to Amended and Restated Exclusive Placement Agency Agreement with C2M Securities, LLC dated March 23, 2021
6.9 (4)	Amendment to Amended and Restated Exclusive Placement Agency Agreement with C2M Securities, LLC dated March 30, 2021
6.10 (6)	Broker-Dealer Onboarding Agent Engagement Agreement dated effective February 18, 2022 with Rialto Markets LLC
11.1 (6)	Consent of Business Legal Advisors, LLC (included in Exhibit 12.1)
11.2*	Consent of Haynie & Company
12.1 (6)	Opinion of Business Legal Advisors, LLC

* Filed herewith

(1) Previously filed with the Company’s Form 1-A filed with the SEC on April 28, 2020.

(2) Previously filed with the Company’s Form 1-A/A filed with the SEC on July 24, 2020.

(3) Previously filed with the Company’s Form 1-A/A filed with the SEC on January 27, 2021.

(4) Previously filed with the Company’s Form 1-A/A filed with the SEC on April 16, 2021.

(5) Previously filed with the Company’s Form 1-U filed with the SEC on June 28, 2021.

(6) Previously filed with the Company’s Post-Qualification Amendment to Form 1-A filed with the SEC on March 3, 2022.

SIGNATURES

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Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carson City, Nevada on March 15, 2022.

(Exact name of issuer as specified in its charter):		GRASS QOZF, Inc.

	By:	/s/ Don Harmer
	Name:	Don Harmer
	Title:	President and Treasurer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By (Signature and Title):	/s/ Don Harmer
Don Harmer, President (Principal Executive Officer).

By (Signature and Title):	/s/ Don Harmer
Don Harmer, Treasurer (Principal Financial Officer, Principal Accounting Officer).

Date: March 15, 2022

SIGNATURES OF DIRECTORS:

/s/ Don Harmer	Date: March 15, 2022
Don Harmer, Director